Employment Contract – Chunbin Yang

BETWEEN: Haiwang Resources & Technology Ltd., a company legally incorporated under the laws of People’s Republic of China, having a mailing address at No. 24, Lesperance, Providence Industrial Estate, MAHE Seychelles, acting and represented herein by Mr. Yang Chunbin, chairman of the board, declaring duly authorized, (hereinafter called “Haiwang”)

AND: Mr. Yang Chunbin, residing at Haiwang  Garden, Tongting Street, Hanting District, Shandong Weifang, (hereinafter called the “Yang Chunbin”)

(Haiwang and Yang Chunbin hereinafter collectively called “Parties”)

1. PREAMBLE

The preamble is an integral part of this contract.

WHEREAS, Haiwang requires the services of Yang Chunbin as President and CEO;

WHEREAS, Yang Chunbin agreed to provide Haiwang his full-time services as President and CEO;

WHEREAS the parties wish to confirm their agreement in writing;

WHEREAS the parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this contract;

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

2. PURPOSE

2.1 Services

Yang Chunbin agrees to assume full-time for Haiwang (minimum of forty (40) hours per week) the role of president and CEO during the entire duration of the contract;

2.2 Term

This contract is for an initial term of 36 months, renewable for an additional period of 24 months unless either party terminates it in writing at least three (3) months before the expiration of the initial term;

3. CONSIDERATION

3.1 Service Awards

In consideration of the provision of services, Haiwang to pay Yang Chunbin, as compensation;

The gross amount is $28,125( RMB 180,000) annually.

The base compensation is calculated at the rate of twelve (12) equal monthly installments consecutively of $2,340 (RMB15,000) each, less withholding taxes applicable.

3.2 Expenditure incurred

Haiwang will reimburse Yang Chunbin all reasonable expenses incurred in connection with this Agreement, upon presentation of appropriate documentation;

3.3 Terms and conditions of payment

3.3.1 The price payable by Haiwang to Yang Chunbin is as follows:

3.3.2 The sum of $2,340 (RMB15,000) on the 10th of each month from November 1st, 2010.

3.3.3 Expenses will be reimbursed on presentation of an expense account on the 24th of each month.

4. SPECIAL PROVISIONS

4.1 Obligations of Haiwang

Haiwang agrees and undertakes to Yang Chunbin as follows:

Haiwang to bring Yang Chunbin collaboration and will provide information necessary to ensure the full and faithful discharge of services to be rendered;

4.2 Obligation to Yang Chunbin

Yang Chunbin agrees and undertakes to Haiwang to the following: The services must be made full time in a professional manner, according to the rules generally accepted by industry.

4.3 Commitment to confidentiality and nondisclosure

Yang Chunbin recognizes that certain disclosures to be provided by Haiwang have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this contract. During the term of this Contract and for a period of 36 months following the end of it, Yang Chunbin is committed to Haiwang to:

a) keep confidential and not disclose the information;

b) take and implement all appropriate measures to protect the confidentiality of the information;

c) not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

4.4 Exclusivity of service provider

During the term of this Contract and for a period of 24 months following the end of it, Yang Chunbin is committed to Haiwang not render services to or for direct or indirect competitors of Haiwang.

4.5 Responsibilities

4.5.1 Board Administration and Support — Supports operations and administration of Board by advising and informing Board members, interfacing between Board and staff, and supporting Board’s evaluation of chief executive

4.5.2 Program, Product and Service Delivery: Oversees design, marketing, promotion, delivery and quality of programs, products and services

4.5.3 Financial, Tax, Risk and Facilities Management: Recommends yearly budget for Board approval and prudently manages organization’s resources within those budget guidelines according to current laws and regulations

4.5.4 Human Resource Management: Effectively manages the human resources of the organization according to authorized personnel policies and procedures that fully conform to current laws and regulations.

4.5.5 Community and Public Relations: Assures the organization and its mission, programs, products and services are consistently presented in strong, positive image to relevant stakeholders.

4.5.6 Fundraising (nonprofit-specific): Oversees fundraising planning and implementation, including identifying resource requirements, researching funding sources, establishing strategies to approach funders, submitting proposals and administrating fundraising records and documentation

4.6 Relationship between the parties

Neither party may bind the other in any way whatsoever to anyone, except in accordance with the provisions of this contract.

4.7 Representations and Warranties Yang Chunbin

Yang Chunbin represents and warrants to Haiwang that:

a) He has the capacity required to undertake under this contract, such capacity was not limited by any commitment to another person;

b) He has the expertise and experience required to execute and complete the its obligations under this contract;

c) He will make services efficient and professional manner, according to the rules generally accepted by industry;

4.8 Termination of Contract

Either party may terminate this contract at any time, upon presentation of a 30 days notice given to the other party. Amounts due and options purchases of shares will be delivered when calculated on a pro-rata to the time elapsed since the last payment or the last delivery of stock options.

5. GENERAL PROVISIONS

Unless specific provision to the contrary in this Agreement, the following provisions apply.

5.1 Force Majeure

Neither party can be considered in default under this contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

5.2 Severability

The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

5.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

5.4 Titles

The headings used in this contract are only for reference and convenience only. They do not affect the meaning or scope of the provisions they designate.

5.5 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Agreement shall in no way be construed as a waiver of such right or remedy.

5.6 Rights cumulative and not alternative

All the rights mentioned in this Agreement are cumulative and not alternative. The waiver of a right should not be construed as a waiver of any other right.

5.7 Totality and entire agreement

This contract represents the full and entire agreement between the parties. No statement, representation, promise or condition not contained in this agreement can and should be allowed to contradict, modify or affect in any manner whatsoever the terms thereof.

5.8 Contract Amendment

This contract may be amended only by a writing signed by all parties.

5.9 Gender and Number

All words and terms used in this agreement shall be interpreted as including the masculine and feminine and singular and plural as the context or meaning of this contract.

5.10 Assignable

Neither party may assign or otherwise transfer to any third party or of his rights in this contract without the prior written permission of the other party to that effect.

5.11 Computation of time

In computing any period fixed by the contract:

a) the day that marks the starting point is not counted, but the terminal is;

b) non-juridical days (Saturdays, Sundays and holidays) are counted;

c) when the last day is not legal, the deadline is extended to the next juridical day.

5.12 Currencies

All sums of money under this contract refer to US Dollars.

5.13 Applicable Laws

This contract is subject to the laws of the People’s Republic of China.

5.14 Election of domicile

The parties agree to elect domicile in the judicial district of Shandong Province, China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, and performance, the entry into force, validity and effect of this contract.

5.15 Copies

When initialed and signed by all parties, each copy of this contract shall be deemed an original, but these examples do not reflect all one and the same agreement.

5.16 Scope of Contract

This contract binds the parties and their successors, heirs and assigns, respectively.

5.17 Solidarity

If a party consists of two or more persons, they are forced and severally liable to the other party.

5.18 Time is of Essence

If a party must fulfill an obligation under this contract within a specified time, the passage of time will effectively be part of this notice.

6. EFFECTIVE DATE OF CONTRACT

This Agreement shall enter into force Nov. 1st, 2010

SIGNED BY THREE (3) copies,

IN THE CITY OF WEIFANG, SHANDONG PROVINCE,
DATED Nov.1st, 2010

Haiwang Resources & Technology Ltd

/s/ Haiwang Resources & Technology Ltd

Yang Chunbin

/s/ Yang Chunbin